UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011

SINOCUBATE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerry Center, 1515 West Nanjing Road, Suite 1002
Shanghai, 200040

(Address of principal executive offices, including zip code)

+ 86 (21) 5298 6257

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2011, the Company entered into a non-competition agreement with Viking Investments Group LLC, a Nevis and St. Kitts corporation (“Viking”) whereby Viking agreed to cease all operations in China and transfer all rights, title and interest related to its business in China to the Company and its wholly owned subsidiary, Viking Investments Group LLC, a Nevada corporation, in exchange for the Company issuing registered shares of its common stock under a Form S-8 to Viking’s staff, specifically 2,160,000 shares to Tom Simeo, 203,720 shares to Fengying Zhong, 75,453 shares to Lili Jin and 22,950 shares to Howard Lee, for consulting services rendered.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-competition agreement between the Company and Viking date September 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCUBATE, INC.

Date: November 3, 2011	/s/ Tom Simeo
Tom Simeo
CEO, Chairman